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Exhibit 10.23

                              SEPARATION AGREEMENT


         THIS AGREEMENT is made and entered into by and between Celadon Group, Inc. ("Celadon"), a corporation with its principal offices located in Indianapolis, Marion County, Indiana and David Shatto ("Employee"), an executive employed by Celadon.

                                    RECITALS


     A. Celadon wishes to entered into an agreement whereby the terms of its termination of Employee is set forth and defined prior to Employee's termination.

     B. Employee wishes to obtain certain contractual rights to benefits and payments in the event Employee's employment is terminated.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and the mutual terms, covenants and conditions hereinafter set forth, the parties agree as follows:

     1. PAYMENT UPON TERMINATION. Celadon shall have the right at any time with or without prior written notice to Employee to terminate Employee or obtain from Employee, Employee's resignation. Such termination or resignation shall become effective on the date specified by Celadon. Employee's employment will also be deemed to be terminated pursuant to this Separation Agreement if, at any time, Employee has a significant reduction in job duties and or responsibilities, Employee is required to relocate and/or Employee's salary or benefits are reduced. Employee will be entitled to all payments, benefits, bonuses and options set forth in this Separation Agreement as well as any other benefits regarding an acquisition bonus payment at the time of Employee's termination if his employment is terminated for any reason other than as a result of a conviction of Employee by a court of competent jurisdiction of a felony.

     2. RELEASE OF CELADON BY EMPLOYEE. In exchange for the payment set forth in paragraph 1, and other good and valuable consideration set forth in this Separation Agreement, the receipt of which is hereby acknowledged , Employee does hereby RELEASE, REMISE AND FOREVER DISCHARGE Celadon, its parent, subsidiaries, divisions, affiliates companies, predecessors, successors and assigns, as well as its shareholders, directors, officers, administrators, agents, employees, personally and in their respective capacities, and any other person or entity representing or succeeding to any such person or entity, from any and all claims, demands, rights, charges, actions, interests, debts, liabilities, damages, costs, attorneys fees and expenses, or causes of action of whatever type of nature, whether legal or equitable, whether known or unknown to him which he may now have against them, either individually, jointly or severally, before any municipal, state or federal administrative court or agency, based upon acts which have occurred from the beginning of time to the date of this Separation Agreement.

     3. RELEASE OF EMPLOYEE BY CELADON. In exchange for the execution of this Separation Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, Celadon does hereby RELEASE, REMISE AND FOREVER DISCHARGE Employee, his successors and assigns, as well as his agents, personally and in their respective capacities, and any other person or entity representing or succeeding to any such person or entity, from any and all claims, demands, rights, charges, actions, interests, debts, liabilities, damages, costs, attorneys fees and expenses, or causes of

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action of whatever type or nature, whether legal or equitable, whether known or unknown to it which it may now have against him, either individually, jointly or severally, before any municipal, state or federal administrative court or agency, based upon acts which have occurred from the beginning of time to the date of this Separation Agreement and especially from any and all claims, demands, or causes of action arising out of, either directly or indirectly, his employment or separation from employment with Celadon.

     4. PAYMENT. Upon the termination of Employee, Celadon shall pay to Employee as a final payment to such person in his capacity as an employee a lump sum payment equivalent to one year of salary not less than the current salary as of the date of this agreement is executed, less normal withholdings, a pro-rata bonus payment equal to the then current formula for the time employed in the current fiscal year-end, less normal withholdings, a lump sum payment equal to twelve (12) months of COBRA premiums for the group medical and dental plans Employee is enrolled in at the time of termination and a lump sum payment equal to twelve (12) months of car allowance.

     5. BENEFIT CONTINUATION. Upon termination, Employee shall be entitled to continued coverage under Celadon's group medical and dental plans to the extent provided in and subject to Employee's satisfaction of the requirements of Celadon's standard Health Care Continuation Notice. Employee shall be responsible for completing the Benefits Continuation Notice.

     6. STOCK OPTION. In Employee's position with Celadon, Employee has participated in the "Celadon Group, Inc. 1994 Stock Option Plan of 1994, as amended" (the "SOP"). Employee may exercise any vested and unvested stock options Employee may have pursuant to the SOP in accordance with the terms of the SOP for a period of one year from Employee's termination provided it is consistent with state and federal securities laws.

     7. CAR ALLOWANCE. In the event Employee is being provided the use of a Company car as of the date of termination, such car usage shall continue for a period of one year from the date of termination.

     8. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants the Employee has been given a reasonable period of time, including such time under law for validation of all waivers and releases given by employee herein, within which to consider this Agreement, that Employee has read this Agreement and fully understands it, that Employee is fully aware of his/her rights, and that Employee is entering into this Agreement freely, voluntarily, and without any duress, undue influence, coercion, or promise of benefit, except as expressly set forth herein.

     9. AGREEMENTS AS EVIDENCE. This Agreement may be used as evidence is a subsequent proceeding in which either of the parties allege a breach of this Agreement.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Celadon, Employee and their respective successors, assigns, heirs and legal representatives.

     11. SEVERABILITY. In the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, the Agreement shall be deemed to be restricted in scope or otherwise modified to the extent necessary to render the same valid and enforceable, or, in the event that any provision of this Agreement cannot be modified or restricted so as to be valid and enforceable, then the same shall be deemed excised from the Agreement, and the Agreement shall be construed and in force as if such provision had not originally been contained therein, as the case may be.

     12. ATTORNEY FEES. In the event either party must retain counsel to enforce any provision of this Agreement, the prevailing party, as determined by the applicable tribunal, shall be entitled to the reimbursement of reasonable legal fees and expenses.


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     13. INDEMNIFICATION. Celadon agrees to indemnify, save harmless, and defend
Employee from and against all and any liabilities, losses, obligations, claims, damages, penalties, suits, actions, judgments, costs and expenses of whatsoever nature which are incurred or brought against Celadon as the result of injury to or death of persons or damages to or loss of property caused by acts or omissions to act by any employee of Celadon other than the Employee.

     14. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement between the parties concerning the transaction contemplated herein and supersedes all prior negotiations, proposed agreements and understanding, if any, between the parties. This agreement does not supercede any other agreement between the parties regarding the acquisition bonus payment.

     15. GOVERNING LAW. The laws of the State of Indiana shall govern this Agreement and all of its aspects, including execution, interpretations, performance and enforcement.

         IN WITNESS WHEREOF, the parties have signed this Agreement on the dates below their signatures or the signatures of their representative.

Employee                                       Celadon Group, Inc.

/s/ David Shatto                               /s/ Stephen Russell
------------------------                       ---------------------------------
David Shatto                                   Stephen Russell

Dated:  3/2/00                                 Dated:  3/2/00
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